As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-255406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1575532
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard B. Barker

Noble Corporation

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David L. Emmons

Clinton W. Rancher

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.00001 per share	37,812,067 (2)	— (3)	$948,326,641 (4)	$103,462.44 (5)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), being registered on behalf of the selling shareholders shall be adjusted to include any additional Ordinary Shares that may become issuable as a result of any share capitalization, sub-division, combination or similar transaction.

(2)

Represents (i) Ordinary Shares issued pursuant to the Plan (as defined herein) and registered for resale hereby, (ii) Ordinary Shares issuable from time to time upon the exercise of outstanding Warrants (as defined herein) issued pursuant to the Plan and (iii) Ordinary Shares issued pursuant to the Merger Agreement (as defined herein) and registered for resale hereby. The registrant is also registering an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants pursuant to anti-dilution adjustments of such Warrants.

(3)

The proposed maximum offering price per Ordinary Share will be determined from time to time by the selling shareholders in connection with, and at the time of, the sale by the selling shareholders of the Ordinary Shares registered hereunder.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Ordinary Shares as reported on the New York Stock Exchange on June 10, 2021.

(5)

Of this amount, $57,775.67 has previously been paid in connection with the prior filing of this Registration Statement. With respect to the remaining $45,686.77 of the registration fee, a registration fee of $97,350 was paid in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-228167) of Noble Corporation plc (the Exchange Act predecessor to the registrant), as filed with the Securities and Exchange Commission on February 20, 2020, to register $750,000,000 of various securities (the “Prior Registration Statement”). The Prior Registration Statement was subsequently withdrawn on November 24, 2020, and all of the securities offered thereunder remain unsold. Pursuant to Rule 457(p) of the Securities Act, $39,574.33 of the registration fee paid under the Prior Registration Statement will be used to offset against a portion of the remaining amount of the registration fee due for this Registration Statement. Accordingly, a registration fee of $6,112.44 is being paid with this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2021

PROSPECTUS

NOBLE CORPORATION

37,812,067 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus of up to 37,812,067 ordinary shares, par value $0.00001 per share (“Ordinary Shares”), of us, including up to 2,541,708 Ordinary Shares issuable upon the exercise of outstanding Tranche 1 Warrants, Tranche 2 Warrants and Penny Warrants (each as defined herein and, collectively, the “Warrants”). See “Description of Capital Stock” for more information on the Warrants. This prospectus also relates to an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants as a result of anti-dilution adjustments.

We are registering the offer and sale of the Ordinary Shares pursuant to registration rights we have granted under a registration rights agreement dated as of February 5, 2021 and a registration rights agreement dated as of April 15, 2021. We have agreed to bear all of the expenses incurred in connection with the registration of the Ordinary Shares. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Ordinary Shares.

We are not selling any Ordinary Shares under this prospectus, and we will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders under this prospectus. Our registration of the Ordinary Shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of the Ordinary Shares. The Ordinary Shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers, or agents. The selling shareholders will determine at what price they may sell the Ordinary Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” and “Selling Shareholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on the New York Stock Exchange under the symbol “NE.”

Investing in the Ordinary Shares involves risks. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of the risks regarding an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), to convert the Registration Statement on Form S-1 (File No. 333-255406) filed by Noble with the Securities and Exchange Commission (the “SEC”) on April 21, 2021 (the “Form S-1”) into a Registration Statement on Form S-3 and contains an updated prospectus relating to the offering and sale of the Ordinary Shares being registered for resale on the Form S-1.

As previously reported, on July 31, 2020 (the “Petition Date”), Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code. On September 4, 2020, the Debtors (as defined herein) filed with the Bankruptcy Court the Joint Plan of Reorganization of Noble Corporation plc and its Debtor Affiliates, which was subsequently amended on October 8, 2020 and October 13, 2020 and modified on November 18, 2020 (as amended, modified or supplemented, the “Plan”), and the related disclosure statement. On September 24, 2020, six additional subsidiaries of Legacy Noble (together with Legacy Noble and its subsidiaries that filed on the Petition Date, as the context requires, the “Debtors”) filed voluntary petitions in the Bankruptcy Court. The chapter 11 proceedings were jointly administered under the caption Noble Corporation plc, et al. (Case No. 20-33826) (the “Chapter 11 Cases”). On November 20, 2020, the Bankruptcy Court entered an order confirming the Plan.

In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined herein), Legacy Noble and certain of its subsidiaries effectuated certain restructuring transactions, pursuant to which Legacy Noble formed Noble as an indirect, wholly-owned subsidiary of Legacy Noble and transferred to Noble substantially all of the subsidiaries and other assets of Legacy Noble. On February 5, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms, the Debtors emerged from the Chapter 11 Cases and Noble became the new parent company. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Chapter 11 Proceedings and Going Concern” in the 2020 Form 10-K (as defined herein) for a description of the events that occurred on the Effective Date, including the issuance of the Ordinary Shares and the Warrants. In accordance with the Plan, Legacy Noble and its remaining subsidiary will in due course be wound down and dissolved in accordance with applicable law. Noble’s principal asset is all of the shares of Noble Finance Company (formerly known as Noble Corporation), an exempted company incorporated in the Cayman Islands with limited liability (“Finco”). The Bankruptcy Court closed the Chapter 11 Cases with respect to all Debtors other than Legacy Noble, pending its wind down. Finco has no public equity outstanding. The consolidated financial statements of Noble include the accounts of Finco and Noble conducts substantially all of its business through Finco and its subsidiaries. Finco was an indirect, wholly-owned subsidiary of Legacy Noble prior to the Effective Date and has been a direct, wholly-owned subsidiary of Noble since the Effective Date.

On the Effective Date, Noble entered into a registration rights agreement (the “Bankruptcy RRA”) with certain parties who received Ordinary Shares and Warrants under the Plan (the “Bankruptcy RRA Holders”). Under the Bankruptcy RRA, Bankruptcy RRA Holders have certain demand and piggyback registration rights, subject to the limitations set forth in the Bankruptcy RRA. Pursuant to their underwritten offering registration rights, Bankruptcy RRA Holders have the right to demand that Noble register underwritten offerings of any or all of their Registrable Securities (as defined in the Bankruptcy RRA) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain Bankruptcy RRA Holders may require that Noble register an underwritten offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, the Bankruptcy RRA requires Noble to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by filing a registration statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Bankruptcy RRA.

i

On March 25, 2021, Noble entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Duke Merger Sub, LLC, a wholly-owned subsidiary of Noble (“Merger Sub”), and Pacific Drilling Company LLC (“Pacific Drilling”), providing for the merger of Merger Sub with and into Pacific Drilling (the “Merger”), with Pacific Drilling continuing as the surviving company and a wholly-owned subsidiary of Noble. The board of directors of Noble (the “Board”) and the board of directors of Pacific Drilling unanimously approved and adopted the Merger Agreement. On April 15, 2021, Noble completed the Merger with Pacific Drilling. On April 15, 2021, in connection with the closing of the Merger, Noble entered into a registration rights agreement (the “Merger RRA”) with each of the holders identified therein (the “Merger RRA Holders”), pursuant to which, among other things, Noble is required to file with the SEC a registration statement registering for resale the Ordinary Shares issuable to the Merger RRA Holders upon consummation of the Merger, and subject to certain limitations set forth therein, certain Merger RRA Holders have customary shelf, demand and piggyback registration rights. In addition, pursuant to the Merger RRA, certain Merger RRA Holders have the right to require Noble, subject to certain limitations set forth therein, to effect a distribution of any or all of their Ordinary Shares by means of an underwritten offering. Noble is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Noble is filing the registration statement of which this prospectus forms a part pursuant to the foregoing registration obligations under the Bankruptcy RRA and the Merger RRA. The foregoing description of each of the Bankruptcy RRA and the Merger RRA is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Bankruptcy RRA and the Merger RRA, as applicable, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Unless otherwise expressly set forth or as the context otherwise indicates, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Effective Date, contained or incorporated by reference herein reflect the actual historical consolidated results of operations and financial condition of Legacy Noble for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of fresh start accounting, which Noble adopted as of the Effective Date. Accordingly, such financial information may not be representative of Noble’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise suggested by the context, all other information contained herein relates to Noble following the Effective Date.

ABOUT THIS PROSPECTUS

Unless we otherwise indicate, or unless the context requires otherwise, references in this prospectus to “Noble,” the “Company,” “we,” “us” and “our” refer collectively to Noble and its consolidated subsidiaries when referring to periods following the Effective Date, and to Legacy Noble and its consolidated subsidiaries when referring to periods prior to the Effective Date. In the section “Description of Capital Stock,” references to “Noble,” the “Company,” “we,” “us” and “our” refer only to Noble and not to any of our subsidiaries.

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus provides you with a general description of us and the securities that may be offered by the selling shareholders. Because each of the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling shareholders pursuant to this prospectus, the selling shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not, and the selling shareholders have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making any offer to sell the Ordinary Shares in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the cover of this prospectus or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since such dates.

We have not, and the selling shareholders have not, taken any action to permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Ordinary Shares and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information filed by us with the SEC are available at the SEC’s website at www.sec.gov and are also available free of charge at our website at http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the Ordinary Shares being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information about us and the Ordinary Shares, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any contract, agreement or any other document referred to herein are summaries of certain terms thereof and are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract, agreement or other document filed as an exhibit to the registration statement. You can read the registration statement at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information to be “incorporated by reference” into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC (excluding information deemed to be furnished and not filed with the SEC). These documents contain important information about us and our financial condition:

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021 (the “2020 Form 10-K”), and Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 16, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 7, 2021;

•

our Current Reports on Form 8-K filed with the SEC on February  5, 2021, February  8, 2021, February 24, 2021, March  11, 2021 (only the first Form 8-K filed on such date), March 25, 2021, April 16, 2021 and April 21, 2021; and

•	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on June 8, 2021, as we may update that description from time to time.

We also incorporate by reference into this prospectus any future filings made by Noble with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents Noble may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part, until the completion or termination of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Richard B. Barker

Noble Corporation

13135 Dairy Ashford, Suite 800

Sugar Land, Texas 77478

(281) 276-6100

v

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus, is not complete and does not contain all the information that may be important to you in making an investment decision. You should read this entire prospectus carefully, including the Explanatory Note and the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should also read and carefully consider, among other things, the information under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in this prospectus and the documents incorporated by reference herein and the consolidated financial statements and the notes thereto included in our most recent Annual Report on Form 10-K before making an investment decision. Unless we otherwise indicate, or unless the context requires otherwise, references in this prospectus to “Noble,” the “Company,” “we,” “us” and “our” refer collectively to Noble and its consolidated subsidiaries when referring to periods following the Effective Date, and to Legacy Noble and its consolidated subsidiaries when referring to periods prior to the Effective Date.

Our Company

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble provides contract drilling services to the international oil and gas industry with its global fleet of mobile offshore drilling units. Noble focuses on a balanced, high-specification fleet of floating and jackup rigs and the deployment of its drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921.

Recent Events

Merger

On March 25, 2021, Noble entered into the Merger Agreement with Merger Sub and Pacific Drilling, providing for the Merger of Merger Sub with and into Pacific Drilling, with Pacific Drilling continuing as the surviving company and a wholly-owned subsidiary of Noble. The Board of Noble and the board of directors of Pacific Drilling unanimously approved and adopted the Merger Agreement.

On April 15, 2021, Noble completed the Merger with Pacific Drilling. In connection with the Merger, and pursuant to the terms and conditions set forth in the Merger Agreement, (a) each membership interest in Pacific Drilling (the “Membership Interests”) was converted into the right to receive 6.366 Ordinary Shares and (b) each of Pacific Drilling’s warrants outstanding immediately prior to the effective time of the Merger (the “Pacific Warrants”) was converted into the right to receive 1.553 Ordinary Shares.

Merger Registration Rights Agreement

On April 15, 2021, in connection with the closing of the Merger, Noble entered into the Merger RRA with the Merger RRA Holders, pursuant to which, among other things, Noble is required to file with the SEC a registration statement registering for resale the Ordinary Shares issuable to the Merger RRA Holders upon consummation of the Merger, and subject to certain limitations set forth therein, certain Merger RRA Holders have customary shelf, demand and piggyback registration rights. In addition, pursuant to the Merger RRA, certain Merger RRA Holders have the right to require Noble, subject to certain limitations set forth therein, to effect a distribution of any or all of their Ordinary Shares by means of an underwritten offering. Noble is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Risk Factors

Investing in the Ordinary Shares involves significant risks. Before making an investment decision, you should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially impaired, in which case the price of the Ordinary Shares could decline significantly, and you could lose all or part of your investment.

Our Offices

Our principal executive offices are located at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and our telephone number at that address is (281) 276-6100. Our website address is http://www.noblecorp.com. The information contained on or linked to or from our website is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, and you should not consider such information part of this prospectus or rely on any such information in making your decision whether to purchase the Ordinary Shares.

The Offering

The following summary contains basic information about the Ordinary Shares and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the Ordinary Shares, see “Description of Capital Stock” in this prospectus.

Issuer	Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability.

Ordinary Shares to be Offered by the Selling Shareholders	37,812,067 Ordinary Shares, including up to 2,541,708 Ordinary Shares issuable upon the exercise of the Warrants.

Ordinary Shares to be outstanding as of June 7, 2021 and after giving effect to this offering (assuming exercise of all Warrants whose Ordinary Shares are being offered hereby)	62,679,586 Ordinary Shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders pursuant to this prospectus. See “Use of Proceeds.”

Trading Market and Ticker Symbol	Our Ordinary Shares are listed on the New York Stock Exchange under the symbol “NE.”

Risk Factors	Investing in the Ordinary Shares involves significant risks. You should carefully read and consider the information beginning on page 4 of this prospectus under “Risk Factors” and all other information in this prospectus and the documents incorporated by reference herein before deciding to invest in the Ordinary Shares.

RISK FACTORS

Investing in the Ordinary Shares involves significant risks. Before making an investment decision, you should carefully consider the risks described in this prospectus and the risks described under “Risk Factors” and elsewhere in any prospectus supplement, our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents incorporated by reference herein. If any of these risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially impaired, in which case the price of the Ordinary Shares could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated in this prospectus, including those regarding the impact of our emergence from bankruptcy on our business and relationships, the global novel strain of coronavirus (“COVID-19”) pandemic and agreements regarding production levels among members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil and gas producing nations (together with OPEC, “OPEC+”), and any expectations we may have with respect thereto, and those regarding rig demand, peak oil, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy (including our business strategy post-emergence from bankruptcy), impairments, repayment of debt, credit ratings, liquidity, borrowings under any credit facilities or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing, benefits or results of acquisitions or dispositions (including the benefits of the Merger and our plans, objectives, expectations and intentions related to the Merger), and timing for compliance with any new regulations, are forward-looking statements. When used in this prospectus or in the documents incorporated by reference, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “shall,” “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of the document in which they appear and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including but not limited to risks and uncertainties relating to our emergence from bankruptcy (including but not limited to our ability to improve our operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties following emergence from bankruptcy), the Merger (including the risk that the Merger disrupts the parties’ current plans and operations as a result of the consummation of the transactions contemplated by the Merger Agreement, the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, costs related to the Merger, changes in applicable laws or regulations, the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors and the ability of the combined company to improve its operating structure, financial results and profitability and to maintain relationships with suppliers, customers, employees and other third parties), the effects of public health threats, pandemics and epidemics, such as the ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the United States (“US”), actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations (including as a result of the change in the US presidential administration), compliance with or changes in regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. Actual results could differ materially from those expressed as a result of various factors. These factors include those referenced or described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, or in our other filings with the SEC. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating an investment in the Ordinary Shares.

USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the Ordinary Shares will go to the selling shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders pursuant to this prospectus. The selling shareholders will pay any underwriting fees, discounts or commissions and transfer taxes relating to the sale of the Ordinary Shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including, without limitation, the SEC registration fee with respect to the Ordinary Shares covered by this prospectus, reasonable fees and expenses of our counsel, auditors and accountants and reasonable fees and expenses of underwriters to the extent customarily paid by issuers or sellers of securities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) of Noble gives effect to the Plan, including the financing transactions contemplated thereunder. The Pro Forma Financial Information presents the financial information of Noble assuming the Plan’s Effective Date had occurred on January 1, 2020 for the unaudited pro forma condensed consolidated statements of operations.

The Pro Forma Financial Information presented herein is provided for informational and illustrative purposes only and is not necessarily indicative of the financial results that would have been achieved had the events and transactions occurred on the dates assumed, nor is such financial data necessarily indicative of the results of operations in future periods. Adjustments are based on available information and certain assumptions that the Company believes are reasonable and supportable. The Pro Forma Financial Information should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in the 2020 Form 10-K.

The Pro Forma Financial Information is not intended to represent Noble’s actual post-Effective Date results of operations, and any differences to actual results could be material.

Noble’s historical financial statements will not be comparable to Noble’s financial statements after emergence from Chapter 11 due to the effects of the Plan and the adoption and application of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 852, Reorganizations (“ASC Topic 852”) under accounting principles generally accepted in the United States of America (“GAAP”). The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Reorganization Adjustments

The Reorganization Adjustments column of the Pro Forma Financial Information gives effect to the consummation of the Plan, including the following transactions:

•	Legacy Noble’s previously outstanding ordinary shares and equity-based awards were cancelled, extinguished and discharged against the issue of the Tranche 3 Warrants (as defined herein);

•	all amounts outstanding under the 2017 Credit Facility (as defined in the 2020 Form 10-K), including the interest, were paid in full;

•	all of our then outstanding senior notes were settled for the Ordinary Shares, Tranche 1 Warrants and Tranche 2 Warrants;

•	the issuance of 50 million Ordinary Shares;

•	professional services fees incurred after December 31, 2020 through the Effective Date; and

•

the issuance of $216 million of senior secured second lien notes (the “Notes”) and our entry into the new $675 million senior secured revolving credit facility (with a $67.5 million sublimit for the issuance of letters of credit thereunder) (the “Revolving Credit Facility”) with initial borrowings of $177.5 million.

Fresh Start Adjustments

We adopted fresh start accounting in accordance with ASC Topic 852 as of the Effective Date of our emergence from reorganization under Chapter 11, resulting in reorganized Noble becoming the successor (solely for purposes of the Pro Forma Financial Information, the “Successor”) for financial reporting purposes. In accordance with ASC Topic 852, with the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair values in conformity with ASC Topic 805, “Business Combinations.” Liabilities subject to compromise of the predecessor entity (solely for purposes of the Pro Forma Financial Information, the “Predecessor”) were either reinstated or extinguished as part of the reorganization.

The Successor enterprise value of the reorganized Company, as approved by the Bankruptcy Court in support of the Plan, was estimated to be $1.3 billion, which represented the mid-point of a determined range. A pro forma reorganization value of approximately $1.8 billion was then determined by adding non-interest bearing liabilities and cash adjustments to the $1.3 billion enterprise value. The Company’s enterprise value was determined with the assistance of a third-party valuation expert who used available comparable market data and quotations, discounted cash flow analysis and other internal financial information and projections. Our estimates of fair value are inherently subject to significant uncertainties and contingencies beyond our control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and financial projections will be realized, and actual results could vary materially. Moreover, the value of Noble’s shares subsequent to the Effective Date may differ materially from the equity presented for accounting purposes under GAAP.

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Year Ended December 31, 2020

(Unaudited)

		Transaction Accounting Adjustments				Pro Forma (including Reorganization items, net)	Transaction Accounting Adjustments
	Historical	Reorganization Adjustments		Fresh Start Adjustments			Removal of Reorganization items, net	Pro Forma
Operating revenues
Contract drilling services	$909,236	$—		$(58,373	)(e)	$850,863	$—	$850,863
Reimbursables and other	55,036	—		—		55,036	—	55,036

	964,272	—		(58,373)		905,899	—	905,899

Operating costs and expense
Contract drilling services	567,487	3,708	(a)(d)	—		571,195	—	571,195
Reimbursables	48,188	—		—		48,188	—	48,188
Depreciation and amortization	374,129	—		(279,161	)(f)	94,968	—	94,968
General and administrative	121,196	4,520	(a)	—		125,716	—	125,716
Pre-petition charges	14,409	—		—		14,409	—	14,409
Loss on impairment	3,915,408	—		—		3,915,408	—	3,915,408

	5,040,817	8,228		(279,161)		4,769,884	—	4,769,884

Operating income (loss)	(4,076,545)	(8,228)		220,788		(3,863,985)	—	(3,863,985)
Other income (expense)
Interest expense, net of amounts capitalized	(164,653)	113,981	(b)	—		(50,672)	—	(50,672)
Gain on extinguishment of debt, net	17,254	—		—		17,254	—	17,254
Interest income and other, net	9,012	—		—		9,012	—	9,012
Reorganization items, net	(23,930)	2,575,497	(c)	(2,312,902	)(h)	238,665	(238,665)	—

Income (loss) from continuing operations before income taxes	(4,238,862)	2,681,250		(2,092,114)		(3,649,726)	(238,665)	(3,888,391)
Income tax benefit (provision)	260,403	17,281	(g)	(17,376	)(g)	260,308	—	260,308

Net income (loss)	$(3,978,459)	$2,698,531		$(2,109,490)		$(3,389,418)	$(238,665)	$(3,628,083)

Basic net loss per share	$(15.86)					$(67.79)		$(72.56)
Diluted net loss per share	$(15.86)					$(67.79)		$(72.56)
Weighted average shares outstanding
Basic	250,792					50,000		50,000
Diluted	250,792					50,000		50,000

NOBLE CORPORATION AND SUBSIDIARIES

Pro Forma Unaudited Condensed Consolidated Statement of Operations

(Unless otherwise indicated, dollar and outstanding share amounts are in thousands)

Three Months Ended March 31, 2021

(Unaudited)

				Transaction Accounting Adjustments					Transaction Accounting Adjustments
	Predecessor Historical Period From January 1, 2021 through February 5, 2021	Successor Historical Period From February 6, 2021 through March 31, 2021	Three Months Ended March 31, 2021	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma (including Reorganization items, net)	Removal of Reorganization items, net	Pro Forma Noble
Operating revenues
Contract drilling services	$74,051	$84,629	$158,680	$—		$(5,210	)(k)	$153,470	$—	$153,470
Reimbursables and other	3,430	7,804	11,234	—		—		11,234	—	11,234

	77,481	92,433	169,914	—		(5,210)		164,704	—	164,704

Operating costs and expense
Contract drilling services (expense)	46,965	79,981	126,946	920	(i)	—		127,866	—	127,866
Reimbursables	2,737	7,044	9,781	—		—		9,781	—	9,781
Depreciation and amortization	20,622	14,244	34,866	—		(11,123	)(l)	23,743	—	23,743
General and administrative	5,727	9,548	15,275	803	(i)	—		16,078	—	16,078

	76,051	110,817	186,868	1,723		(11,123)		177,468	—	177,468

Operating income (loss)	1,430	(18,384)	(16,954)	(1,723)		5,913		(12,764)	—	(12,764)
Other income (expense)
Interest expense, net of amounts capitalized	(229)	(6,895)	(7,124)	(4,404	)(j)	—		(11,528)	—	(11,528)
Interest income and other, net	399	8	407	—		—		407	—	407
Reorganization items, net	252,051	—	252,051	—		—		252,051	(252,051)	—

Income (loss) from continuing operations before income taxes	253,651	(25,271)	228,380	(6,127)		5,913		228,166	(252,051)	(23,885)
Income tax benefit (provision)	(3,423)	7,047	3,624	353	(m)	1,094	(m)	5,071	—	5,071

Net income (loss)	$250,228	$(18,224)	$232,004	$(5,774)		$7,007		$233,237	$(252,051)	$(18,814)

Basic net income (loss) per share	$1.00	$(0.36)								$(0.38)
Diluted net income (loss) per share	$0.98	$(0.36)								$(0.38)
Weighted average shares outstanding
Basic	251,115	50,000								50,000
Diluted	256,571	50,000								50,000

NOBLE CORPORATION AND SUBSIDIARIES

Notes to Pro Forma Unaudited Condensed Consolidated Financial Information

(Unless otherwise indicated, dollar amounts are in thousands)

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated statements of operations and explanatory notes present the Pro Forma Financial Information of Noble assuming the consummation of the Plan had occurred on January 1, 2020.

The following are descriptions of the columns included in the accompanying Pro Forma Financial Statements:

•	Historical—Represents the historical condensed consolidated statement of operations of the predecessor entity of Noble for the period ended December 31, 2020.

•

Predecessor Historical—Represents the historical condensed consolidated statement of operations for the predecessor entity of Noble for the period from January 1, 2021 through the Effective Date of the Plan of February 5, 2021.

•	Successor Historical—Represents the historical condensed consolidated statement of operations for the successor entity of Noble for the period of February 6, 2021 through March 31, 2021.

•

Reorganization and Fresh Start Adjustments—Represents reorganization adjustments as of and for the year ended December 31, 2020 and for the three months ended March 31, 2021, assuming the Effective Date of the Plan had occurred on January 1, 2020 for the unaudited condensed consolidated statements of operations, and for the adoption of fresh start accounting.

•

Removal of Reorganization Items, net—These are non-recurring expenses, gains and losses that are realized or incurred as a direct result of the Chapter 11 Cases recorded under “Reorganization items, net.” Such amounts relate to Noble’s Predecessor period and have been removed for a fair presentation of the pro forma statement of operations.

Note 2. Pro Forma Adjustments

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, Twelve Months Ended December 31, 2020

Reorganization Adjustments

(a) Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(b) Interest Expense

The adjustment reflects change of interest expense as a result of the Plan. The Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes, respectively. Upon emergence, we entered into the Revolving Credit Facility and issued Notes with interest rate of LIBOR + 4.75% and 15% payable semi-annually by paid in kind notes, respectively. The pro forma adjustments to interest expense was calculated as follows:

Reversal of Predecessor interest expense including amortization of deferred financing costs	$(162,156)
Pro forma interest on the Successor Revolving Credit Facility and Notes	45,286
Amortization of Successor deferred financing costs	2,889

Pro forma adjustment for interest expense	$(113,981)

Assuming an increase in interest rates on the Revolving Credit Facility and the Notes of 1/8%, pro forma interest would increase by $0.5 million.

(c) Reorganization Items, net

The adjustment represents the estimated remaining costs that were directly attributable to the Chapter 11 reorganization including the following:

Professional fees	$(15,017)
Acceleration of unrecognized Predecessor share-based compensation	(18,546)
Gain on settlement of liabilities subject to compromise	2,609,060

Pro forma adjustment to reorganization items, net	$2,575,497

(d) Includes $600 thousand related to the rejection of an executory contract per the Plan.

Fresh Start Adjustments

(e) Revenue

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(f) Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Removal of Predecessor depreciation expense	$(374,129)
Pro forma depreciation expense	94,968

Pro forma adjustment for depreciation and amortization	$(279,161)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(g) Income tax benefit (provision)

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate and which are reasonably expected to occur.

(h) Impact of Fresh Start Accounting

Reflects the cumulative impact of fresh start accounting adjustments, excluding tax impacts.

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations, Three Months Ended March 31, 2021

Reorganization Adjustments

(i) Stock based compensation

Reflects an increase in stock-based compensation expense based on the new awards issued.

(j) Interest Expense

The adjustment reflects change of interest expense as a result of the Plan. The Plan provides for the repayment and settlement of Predecessor’s 2017 Credit Facility and senior notes, respectively. Upon emergence, we entered into the Revolving Credit Facility and issued Notes with interest rate of LIBOR + 4.75% and 15% payable semi-annually by paid in kind notes, respectively. The pro forma adjustments to interest expense was calculated as follows:

Reversal of Predecessor interest expense	$(229)
Pro forma interest on the Successor Revolving Credit Facility and Notes	4,391
Amortization of Successor deferred financing costs	242

Pro forma adjustment for interest expense	$4,404

Assuming an increase in interest rates on the Revolving Credit Facility and the Notes of 1/8%, pro forma interest would increase by $0.13 million.

Fresh Start Adjustments

(k) Revenue

Adjustment reflects the amortization of favorable contracts with customers as a result of adopting fresh start accounting. The remaining useful life of the favorable contracts range between 1-3 years.

(l) Depreciation and amortization

Reflects the pro forma decrease in depreciation expense based on new asset values as a result of adopting fresh start accounting. The pro forma adjustment to depreciation expense was calculated as follows:

Removal of Predecessor depreciation expense	$(20,622)
Pro forma depreciation expense	9,499

Pro forma adjustment for depreciation and amortization	$(11,123)

Drilling equipment and facilities are depreciated using the straight-line method over their estimated useful lives as of the date placed in service or date of major refurbishment. Estimated useful lives of our drilling equipment range from three to thirty years. Other property and equipment is depreciated using the straight-line method over useful lives ranging from two to forty years.

(m) Income tax benefit (provision)

Reflects the pro forma adjustment to tax expense as a result of reorganization adjustments and adopting fresh start accounting. The income tax impact was calculated by applying the appropriate statutory tax rate of the respective tax jurisdictions to which the pro forma adjustments relate, and which are reasonably expected to occur.

SELLING SHAREHOLDERS

This prospectus relates to the resale, from time to time, by the selling shareholders included in the table below, which we refer to collectively as the selling shareholders, of up to 37,812,067 Ordinary Shares, including up to 2,541,708 Ordinary Shares issuable upon the exercise of the Warrants. The Tranche 1 Warrants and the Tranche 2 Warrants are exercisable at the option of the holder thereof until February 4, 2028. The Penny Warrants have no stated expiration date; however, the Penny Warrants will expire 30 days after the consummation of a Fundamental Transaction (as defined in the Penny Warrant Agreement) to the extent any Penny Warrants then remain outstanding. This prospectus also relates to an indeterminate number of Ordinary Shares that may become issuable upon exercise of the Warrants as a result of anti-dilution adjustments. The Ordinary Shares are being registered pursuant to registration rights granted to the selling shareholders under the Bankruptcy RRA and the Merger RRA.

The information provided below with respect to the selling shareholders has been furnished to us by or on behalf of the selling shareholders and is current as of May 31, 2021, unless otherwise indicated below.

The selling shareholders may offer any or all of their Ordinary Shares for resale from time to time pursuant to this prospectus. However, the selling shareholders are under no obligation to sell any of the Ordinary Shares offered pursuant to this prospectus. Because the selling shareholders may sell none, all or some of the Ordinary Shares owned by them, we cannot estimate the number or percentage of Ordinary Shares that will be beneficially owned by the selling shareholders after this offering and have therefore made certain assumptions with respect thereto as indicated in the table below. In addition, the selling shareholders may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the selling shareholders provided the information regarding the Ordinary Shares owned by them, all or some of the Ordinary Shares owned by them in transactions exempt from the registration requirements of the Securities Act.

To our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of the Ordinary Shares, except in connection with (i) the Bankruptcy RRA, (ii) the Plan, (iii) a Restructuring Support Agreement, dated July 31, 2020 (as amended by the First Amendment thereto, dated August 20, 2020), among the Debtors and certain noteholders of Legacy Noble, (iv) a Backstop Commitment Agreement, dated October 12, 2020 (the “Backstop Commitment Agreement”), among the Debtors and the backstop parties thereto (collectively, the “Backstop Parties”), pursuant to which Noble and Finco consummated on the Effective Date a rights offering of Notes and associated Ordinary Shares at an aggregate subscription price of $200 million, (v) the Relationship Agreement described below, (vi) the Board Observer Agreement described below, (vii) the director designation right described under “Description of Capital Stock—Director Designation Right,” (viii) the Merger RRA, (ix) the Merger Agreement and (x) the Voting Agreements described below.

Pursuant to the Plan, on the Effective Date, Noble, certain funds and accounts (the “Investors”) for which Pacific Investment Management Company LLC (the “Investor Manager”) serves as investment manager, adviser or sub-adviser, as applicable, and certain of the former holders (or investment advisors or managers to such holders) of certain series of Legacy Noble’s then outstanding senior notes entered into a Relationship Agreement (the “Relationship Agreement”), pursuant to which, among other things, Noble agreed that until the earlier of such time as the Investors cease to hold in the aggregate 35% or more of the Outstanding Ordinary Shares (as defined in the Relationship Agreement) and the fourth anniversary of the Effective Date, Noble will not remove its Chief Executive Officer or appoint a replacement Chief Executive Officer unless it obtains the prior written consent of the Investors by the Investor Manager acting on their behalf (such consent not to be unreasonably withheld, conditioned or delayed).

Also on the Effective Date, Noble and the Investor Manager entered into a Board Observer Agreement (the “Board Observer Agreement”), pursuant to which, among other things, Noble agreed that until such time as the Investors cease to hold in the aggregate 20% or more of the outstanding Ordinary Shares, the Investor Manager will have the right to designate an individual to attend meetings of the Board and of committees of the Board, subject to customary exceptions and conditions. The Investor Manager has designated a board observer pursuant to the Board Observer Agreement.

Concurrently with the entry into the Merger Agreement, Noble and certain equity holders of Pacific Drilling (each, a “Member” and, collectively, the “Members”), which collectively represented approximately 66% of the issued and outstanding Membership Interests and 64% of the Pacific Warrants, entered into voting and support agreements (collectively, the “Voting Agreements”) in connection with the Merger Agreement. Among other things, each Voting Agreement required that each Member that was party to such Voting Agreement (a) vote (or cause to be voted) its Membership Interests (i) in favor of the approval and adoption of the Merger, the Merger Agreement and all other transactions contemplated by the Merger Agreement, (ii) among other things, against any merger agreement or merger (other than the Merger Agreement, the Merger and the transactions contemplated thereby), any action or any other takeover proposal relating to Pacific Drilling, (b) be bound by certain other covenants and agreements relating to the Merger, including the delivery of any notices and documentation required to effect a “Drag-Along Sale” as defined in the Pacific Drilling limited liability company agreement, and (c) be bound by certain transfer restrictions with respect to such securities subject to certain exceptions. The Voting Agreements terminated at the effective time of the Merger.

Name of Selling Shareholder (1)	Number of Ordinary Shares Beneficially Owned Prior to Offering (2)	Number of Ordinary Shares That May Be Offered Hereby (2)	Number of Ordinary Shares Beneficially Owned After Offering (3)	Percentage of Ordinary Shares Beneficially Owned After Offering (3)
Investors for which Pacific Investment Management Company LLC serves as investment manager, adviser or sub-adviser (4)	27,335,047	27,335,047	—	—%
GoldenTree Funds (5)	8,937,288	2,062,231	6,875,057	9.9	% (6)
Investors for which Goldman Sachs Asset Management, L.P. serves as investment manager, investment adviser or sub-adviser (7)	1,288,293	30,919	1,257,374	2.1%
Entities affiliated with Nomura Corporate Research and Asset Management Inc. (8)	28,966	22,933	6,033	*
PFM Multi-Manager Fixed Income Fund (9)	3,811	76	3,735	*
Sefton Place Fund (10)	252,022	151,076	100,946	*
Stichting Blue Sky Active High Yield Fixed Income USA Fund (11)	497	413	84	*
Citadel Equity Fund Ltd. (12)	601,825	157,267	444,558	*
Entities affiliated with Brigade Capital Management, LP (13)	913,422	547,110	366,312	*
Funds and accounts advised or managed by Canyon Capital Advisors LLC (14)	10,166,377	1,829,176	8,337,201	9.9	% (15)
King Street Capital Management, L.P. (16)	5,719,920	1,502,868	4,217,052	7.0%
Investors for which Avenue Capital Management II, L.P. or Avenue Europe International Management, L.P. serves as investment manager, investment adviser or sub-adviser (17)	1,827,545	1,649,132	178,413	*
Investors for which Hayfin Capital Management LLP serves as investment manager, adviser or sub-adviser (18)	1,385,770	1,385,770	—	—%
Whitebox Advisors LLC (19)	1,138,049	1,138,049	—	—%

*	Less than 1%.

(1)

The number of Ordinary Shares shown in the table includes Ordinary Shares that would be held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

The number of Ordinary Shares owned prior to the offering and the number of Ordinary Shares that may be offered hereby include both the Ordinary Shares previously issued and the Ordinary Shares issuable upon the exercise of the Warrants. As a result of provisions in the Tranche 1 Warrant Agreement, the Tranche 2 Warrant Agreement and the Penny Warrant Agreement (each as defined herein), certain beneficial owners of the Ordinary Shares do not have the right to exercise Warrants, to the extent that, after giving effect to the issuance of Ordinary Shares after such exercise, such beneficial owner (together with its affiliates and any other person whose Ordinary Shares would be aggregated with such beneficial owner under Section 13(d) of the Exchange Act and the applicable rules and regulations of the SEC (the “Attribution Parties”)) would beneficially own in excess of 9.9% of the number of Ordinary Shares outstanding immediately after giving effect to such issuance (the “exercise blocker”). The numbers shown in the table do not reflect operation of the exercise blocker.

(3)

Assumes (i) the exercise of all Warrants whose Ordinary Shares are being offered hereby and (ii) the selling shareholders sell all of the Ordinary Shares offered pursuant to this prospectus. The percentage of Ordinary Shares beneficially owned is based upon 60,137,878 Ordinary Shares outstanding as of May 31, 2021.

(4)

According to information provided by Pacific Investment Management Company LLC, the number of Ordinary Shares beneficially owned prior to the offering and the number of Ordinary Shares that may be offered hereby consist of 26,709,221 Ordinary Shares previously issued and 625,826 Ordinary Shares issuable upon the exercise of outstanding Warrants. Pacific Investment Management Company LLC, as the investment manager, adviser or sub-adviser of the funds and accounts who are the holders of record of the referenced Ordinary Shares to be registered, may be deemed to have or to share voting and dispositive power over the referenced Ordinary Shares. The address for such funds and accounts is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(5)

According to information provided by the GoldenTree Funds (as defined herein) as of June 8, 2021, the number of Ordinary Shares beneficially owned prior to the offering consists of 3,408,024 Ordinary Shares previously issued and 5,529,264 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists of 1,346,349 Ordinary Shares previously issued, and 715,882 Ordinary Shares issuable upon the exercise of outstanding Warrants. The number of Ordinary Shares beneficially owned prior to the offering consists of (i) 17,929 Ordinary Shares previously issued, and 23,414 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by Crown Managed Accounts SPC—Crown/GT Segregated Portfolio, (ii) 11,726 Ordinary Shares previously issued and beneficially owned by FS Credit Income Fund, (iii) 48,403 Ordinary Shares previously issued, and 160,271 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by Ginkgo Tree, LLC, (iv) 105,600 Ordinary Shares previously issued, and 154,012 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GN3 SIP Limited, (v) 386,556 Ordinary Shares previously issued and beneficially owned by GoldenTree Credit Opportunities Master Fund Ltd., (vi) 837,274 Ordinary Shares previously issued, and 762,509 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GoldenTree Distressed Master Fund III Ltd, (vii) 484,167 Ordinary Shares previously issued, and 797,050 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by Goldentree Distressed Onshore Master Fund III LP, (viii) 41,695 Ordinary Shares previously issued, and 140,598 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., (ix) 842,133 Ordinary Shares previously issued, and 2,537,190 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GoldenTree Master Fund, Ltd., (x) 20,466 Ordinary Shares previously issued, and 5,211 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GoldenTree Multi Sector-C LP, (xi) 16,093 Ordinary Shares previously issued and beneficially owned by GoldenTree Multi-Sector Fund Offshore ERISA, Ltd., (xii) 27,667 Ordinary Shares previously issued and beneficially owned by GoldenTree Multi-Sector Master Fund ICAV—GoldenTree Multi-Sector Master Fund Portfolio A, (xiii) 161,089 Ordinary Shares previously issued, and 106,799 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GoldenTree V1 Master Fund, L.P., (xiv) 32,365 Ordinary Shares previously issued and beneficially owned by Gresham Multi-Asset Credit Fund, Ltd., (xv) 11,354 Ordinary Shares previously issued and beneficially owned by GT Credit Fund LP, (xvi) 160,381 Ordinary

Shares previously issued, and 412,965 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GT G Distressed Fund 2020 LP, (xvii) 17,694 Ordinary Shares previously issued, and 119,613 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by GT NM, L.P., (xviii) 17,188 Ordinary Shares previously issued, and 26,526 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by Guadalupe Fund, LP, (xix) 11,102 Ordinary Shares previously issued and beneficially owned by Healthcare Employees’ Pension Plan—Manitoba, (xx) 28,764 Ordinary Shares previously issued, and 160,989 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by High Yield And Bank Loan Series Trust, (xxi) 7,550 Ordinary Shares previously issued and beneficially owned by Indiana University Health, Inc., (xxii) 10,408 Ordinary Shares previously issued and beneficially owned by Kapitalforeningen MP Invest - High Yield obligationer II, (xxiii) 15,944 Ordinary Shares previously issued, and 11,707 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by Louisiana State Employees Retirement System, (xxiv) 13,230 Ordinary Shares previously issued, and 19,710 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by MA Multi-Sector Opportunistic Fund, LP, (xxv) 74,003 Ordinary Shares previously issued, and 90,700 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned by San Bernardino County Employees Retirement Association, (xxvi) 2,118 Ordinary Shares previously issued and beneficially owned by Syncora Guarantee Inc. and (xxvii) 5,125 Ordinary Shares previously issued and beneficially owned by Tolleson High Yield Credit, LP. Excludes 2,639,785 Ordinary Shares issuable upon the exercise of outstanding Warrants that cannot be exercised due to an exercise blocker provision in the applicable Warrant Agreements (see footnote (2) to this table). GT NM, L.P., Crown Managed Accounts SPC—Crown/GT Segregated Portfolio, Ginkgo Tree, LLC, GN3 SIP Limited, GoldenTree Distressed Master Fund III Ltd, Goldentree Distressed Onshore Master Fund III LP, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., GoldenTree Master Fund, Ltd., GoldenTree Multi Sector-C LP, GoldenTree V1 Master Fund, L.P., GT G Distressed Fund 2020 LP, Guadalupe Fund, LP, High Yield And Bank Loan Series Trust, Louisiana State Employees Retirement System, MA Multi-Sector Opportunistic Fund, LP and San Bernardino County Employees Retirement Association are collectively referred to as the “GoldenTree Funds.” Investment power over the GoldenTree Funds is held by GoldenTree Asset Management LP (the “GoldenTree Advisor”). The general partner of the GoldenTree Advisor is GoldenTree Asset Management LLC (the “GoldenTree General Partner”). Steven A. Tananbaum is the managing member of the GoldenTree General Partner. The address for the GoldenTree Funds is 300 Park Ave, 21st Floor, New York, New York 10022.

(6)	For purposes of the percentage of Ordinary Shares beneficially owned after the offering, see footnotes (2) and (5) to this table.

(7)

According to information provided by Goldman Sachs Asset Management, L.P., the number of Ordinary Shares beneficially owned prior to the offering consists of 1,254,058 Ordinary Shares previously issued and 34,235 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists solely of 30,919 Ordinary Shares previously issued. The number of Ordinary Shares that may be offered hereby consists of (i) 884 Ordinary Shares by Goldman Sachs Institutional Funds PLC—Global High Yield Portfolio II, (ii) 4,759 Ordinary Shares by Goldman Sachs Trust—Goldman Sachs High Yield Fund, (iii) 3,897 Ordinary Shares by Goldman Sachs Funds—Goldman Sachs Global High Yield Portfolio, (iv) 5,710 Ordinary Shares by Goldman Sachs Trust—Goldman Sachs High Yield Floating Rate Fund, (v) 4,135 Ordinary Shares by Goldman Sachs Trust—Goldman Sachs Income Builder Fund, (vi) 2,736 Ordinary Shares by Goldman Sachs Lux Investment Funds—High Yield Floating Rate Portfolio (Lux), (vii) 397 Ordinary Shares by Strategic U.S. Income and Growth Fund, (viii) 833 Ordinary Shares by UBS Switzerland AG—Wealth Management—High Yield, (ix) 5,098 Ordinary Shares by SEI Investments Company—Broad Opportunistic Credit, (x) 770 Ordinary Shares by Sidera Funds SICAV—Global High Yield and (xi) 1,700 Ordinary Shares by Factory Mutual Insurance Company. Goldman Sachs Asset Management L.P. serves as the investment manager to each of the GSAM funds and accounts. The Fixed Income Portfolio Management Team of Goldman Sachs Asset Management, L.P. may be deemed to have or to share voting and investment power with respect to the Ordinary Shares held by the GSAM funds and accounts. The address for the foregoing persons is 200 West Street, 3rd Floor, New York, New York 10282.

(8)	According to information provided by Nomura Corporate Research and Asset Management Inc. (“NCRAM”), the number of Ordinary Shares beneficially owned prior to the offering consists solely of

28,966 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 22,933 Ordinary Shares previously issued. The registered holders of the referenced Ordinary Shares to be registered are the following funds and accounts under the management of NCRAM: Nomura Funds Ireland plc—US High Yield Bond Fund, California Public Employees’ Retirement System, Stichting PGGM Depositary, American Century Investment Trust – NT High Income Fund, The Regents of the University of California, General Dynamics Corporation Group Trust, American Century Investment Trust – High Income Fund, Teachers’ Retirement System of the City of New York, New York City Employees’ Retirement System, Kapitalforeningen MP Invest High yield obligationer V, Mars Associates Retirement Plan, PensionDanmark Pensionforsikringsaktieselskab, The State of Connecticut Acting Through Its treasurer, Kapitalforeningen Industriens Pension Portfolio, High Yield obligationer III, Stichting Bewaarder Syntrus Achmea Global High Yield Pool, New York City Board of Education Retirement System, Barclays Multi-Manager Fund PLC, Best Investment Corporation, Aegon Custody B.V., Montgomery County Employees’ Retirement System, Pensionskasse SBB, New York City Police Pension Fund, Investeringsforeningen Lagernes Invest, L3Harris Pension Master Trust, National Railroad Retirement Investment Trust, Ohio Public Employees Retirement System, PACE High Yield Investments, Stichting Pensioenfonds Hoogovens, Delta Master Trust, Commonwealth of Massachusetts Employees Deferred Compensation Plan, Louisiana State Employees’ Retirement System, Pinnacol Assurance, Suzuka Inka, New York City Fire Department Pension Fund, Northern Multi-Manager High Yield Opportunity Fund, Stichting Mars Pensioenfonds, Nomura Multi Managers Fund II—US High Yield Bond, Blue Cross and Blue Shield Association National Retirement Trust, Government of Guam Retirement Fund and Montgomery County Consolidated Retiree Health Benefits Trust (collectively, the “NCRAM Accounts”). NCRAM is the investment manager or sub-investment manager of the NCRAM Accounts and holds the power to direct investments and/or vote the securities held by the NCRAM Accounts. Nomura Holdings, Inc. is the ultimate parent holding company of NCRAM, which, in its capacity as a parent company, disclaims beneficial ownership of the Ordinary Shares except to the extent of its direct or indirect economic interest in NCRAM. The address for NCRAM is 309 W. 49th St., Worldwide Plaza, New York, New York 10019.

(9)

According to information provided by PFM Multi-Manager Fixed Income Fund, the number of Ordinary Shares beneficially owned prior to the offering consists solely of 3,811 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 76 Ordinary Shares previously issued. PFM Multi-Manager Fixed Income Fund is part of the PFM Multi-Manager Series Trust. PFM Asset Management LLC serves as the investment advisor for the PFM Multi-Manager Series Trust. The address for PFM Asset Management LLC is 213 Market Street, Harrisburg, Pennsylvania 17101.

(10)

According to information provided by Sefton Place Advisors, the number of Ordinary Shares beneficially owned prior to the offering consists of 214,580 Ordinary Shares previously issued and 37,442 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists solely of 151,076 Ordinary Shares previously issued. Sefton Place Advisors, as the investment adviser of Sefton Place Fund, may be deemed to have voting and investment power over the referenced Ordinary Shares. The address for Sefton Place Fund is c/o Sefton Place Advisors, 25 Green Street, Mayfair, W1K 7AX, London, United Kingdom.

(11)

According to information provided by Stichting Blue Sky Active High Yield Fixed Income USA Fund, the number of Ordinary Shares beneficially owned prior to the offering consists solely of 497 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 413 Ordinary Shares previously issued. The address for Stichting Blue Sky Active High Yield Fixed Income USA Fund is Prof. E.M. Meijerslaan 1, 1183 AV Amstelveen, The Netherlands.

(12)

According to information provided by Citadel Equity Fund Ltd. (“CEFL”), the number of Ordinary Shares beneficially owned prior to the offering consists of 290,133 Ordinary Shares previously issued and 311,692 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists solely of 157,267 Ordinary Shares previously issued. Ordinary Shares are held by CEFL. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of CEFL. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by the underlying holder. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of Noble other than the securities actually owned by such person (if any). The address for CEFL is 601 Lexington Avenue, New York, New York 10022.

(13)

According to information provided by Brigade Capital Management, LP as of June 9, 2021, the number of Ordinary Shares beneficially owned prior to the offering consists solely of 913,422 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 547,110 Ordinary Shares previously issued. The Ordinary Shares reported in this table consist of (i) 4,582 Ordinary Shares beneficially owned by Big River Group Fund SPC LLC prior to the offering, 2,744 Ordinary Shares that may be offered hereby and 1,838 Ordinary Shares beneficially owned after the offering; (ii) 46,024 Ordinary Shares beneficially owned by Blue Falcon Limited prior to the offering, 27,548 Ordinary Shares that may be offered hereby and 18,476 Ordinary Shares beneficially owned after the offering; (iii) 146,275 Ordinary Shares beneficially owned by Brigade Credit Fund II Ltd., 87,578 Ordinary Shares that may be offered hereby and 58,697 Ordinary Shares beneficially owned after the offering; (iv) 3,236 Ordinary Shares beneficially owned by Brigade Debt Funding I, Ltd. prior to the offering, 1,935 Ordinary Shares that may be offered hereby and 1,301 Ordinary Shares beneficially owned after the offering; (v) 2,648 Ordinary Shares beneficially owned by Brigade Debt Funding II, Ltd. prior to the offering, 1,584 Ordinary Shares that may be offered hereby and 1,064 Ordinary Shares beneficially owned after the offering; (vi) 5,001 Ordinary Shares beneficially owned by Brigade Diversified Credit CIT prior to the offering, 2,996 Ordinary Shares that may be offered hereby and 2,005 Ordinary Shares beneficially owned after the offering; (vii) 243,383 Ordinary Shares beneficially owned by Brigade Leveraged Capital Structures Fund Ltd. prior to the offering, 145,973 Ordinary Shares that may be offered hereby and 97,410 Ordinary Shares beneficially owned after the offering; (viii) 4,374 Ordinary Shares beneficially owned by City of Phoenix Employees’ Retirement Plan prior to the offering, 2,619 Ordinary Shares that may be offered hereby and 1,755 Ordinary Shares beneficially owned after the offering; (ix) 10,169 Ordinary Shares beneficially owned by Delta Master Trust prior to the offering, 6,095 Ordinary Shares that may be offered hereby and 4,074 Ordinary Shares beneficially owned after the offering; (x) 3,252 Ordinary Shares beneficially owned by FCA Canada Inc. Elected Master Trust prior to the offering, 1,948 Ordinary Shares that may be offered hereby and 1,304 Ordinary Shares beneficially owned after the offering; (xi) 19,107 Ordinary Shares beneficially owned by FedEx Corporation Employees’ Pension Trust prior to the offering, 11,436 Ordinary Shares that may be offered hereby and 7,671 Ordinary Shares beneficially owned after the offering; (xii) 13,575 Ordinary Shares beneficially owned by Future Directions Credit Opportunities Fund prior to the offering, 8,127 Ordinary Shares that may be offered hereby and 5,448 Ordinary Shares beneficially owned after the offering; (xiii) 10,947 Ordinary Shares beneficially owned by Goldman Sachs Trust II—Goldman Sachs Multi-Manager Non-Core Fixed Income Fund prior to the offering, 6,556 Ordinary Shares that may be offered hereby and 4,391 Ordinary Shares beneficially owned after the offering; (xiv) 5,357 Ordinary Shares beneficially owned by JPMorgan Chase Retirement Plan Brigade prior to the offering, 3,205 Ordinary Shares that may be offered hereby and 2,152 Ordinary Shares beneficially owned after the offering; (xv) 36,106 Ordinary Shares beneficially owned by Los Angeles County Employees Retirement Association prior to the offering, 21,615 Ordinary Shares that may be offered hereby and 14,491 Ordinary Shares beneficially owned after the offering; (xvi) 38,138 Ordinary Shares beneficially owned by Mediolanum Best Brands prior to the offering, 22,818 Ordinary Shares that may be offered hereby and 15,320 Ordinary Shares beneficially owned after the offering; (xvii) 3,603 Ordinary Shares beneficially owned by New York City Fire Department Pension Fund, Subchapter Two prior to the offering, 2,157 Ordinary Shares that may be offered hereby and 1,446 Ordinary Shares beneficially owned after the offering; (xviii) 6,857 Ordinary Shares beneficially owned by New York City Police Pension Fund, Subchapter 2 prior to the offering, 4,105 Ordinary Shares that may be offered hereby and 2,752 Ordinary Shares beneficially owned after the offering; (xix) 5,780 Ordinary Shares beneficially owned by Northrop Grumman Pension Master Trust prior to the offering, 3,456 Ordinary Shares that may be offered hereby and 2,324 Ordinary Shares beneficially owned after the offering; (xx) 48,535 Ordinary Shares beneficially owned by Panther BCM LLC prior to the offering, 29,111 Ordinary Shares that may be offered hereby and 19,424 Ordinary Shares beneficially owned after the offering; (xxi) 23,926 Ordinary Shares beneficially owned by SAS Trustee Corporation prior to the offering, 14,306 Ordinary Shares that may be offered hereby and 9,620 Ordinary Shares beneficially owned after the offering; (xxii) 11,191 Ordinary Shares beneficially owned by SC Credit Opportunities Mandate, LLC prior to the offering, 6,702 Ordinary Shares that may be offered hereby and 4,489 Ordinary Shares beneficially owned after the offering; (xxiii) 17,732 Ordinary Shares beneficially owned by SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund prior to the offering, 10,619 Ordinary Shares that may be offered hereby and 7,113 Ordinary Shares beneficially owned after the offering; (xxiv) 40,916 Ordinary Shares beneficially owned by SEI Institutional Investments Trust-High Yield Bond Fund prior to the offering, 24,510 Ordinary Shares that may be offered hereby and 16,406 Ordinary Shares beneficially owned after the offering; (xxv) 2,760 Ordinary Shares beneficially owned by SEI Institutional Managed Trust—Multi-Strategy Alternative Fund prior to the offering, 1,654 Ordinary Shares that may be offered hereby and 1,106 Ordinary Shares beneficially owned after the offering; (xxvi) 25,319 Ordinary Shares beneficially owned by SEI Institutional Managed Trust-High Yield Bond Fund prior to the offering, 15,164 Ordinary Shares that may be offered hereby and 10,155 Ordinary Shares beneficially owned after the offering; (xxvii) 48,097 Ordinary Shares beneficially owned by St. James’s Place Diversified Bond Unit Trust prior to the offering, 28,779 Ordinary Shares that may be offered hereby and 19,318 Ordinary Shares beneficially owned after the offering; (xxviii) 37,281 Ordinary Shares beneficially owned by TCorpIM High Yield Fund prior to the offering, 22,287 Ordinary Shares that may be offered hereby and 14,994 Ordinary Shares beneficially owned after the offering; (xxix) 21,515 Ordinary Shares beneficially owned by Teachers’ Retirement System of the City of New York prior to the offering, 12,873 Ordinary Shares that may be offered hereby and 8,642 Ordinary Shares beneficially owned after the offering; (xxx) 20,672 Ordinary Shares beneficially owned by The Coca-Cola Company Master Retirement Trust prior to the offering, 12,379 Ordinary Shares that may be offered hereby and 8,293 Ordinary Shares beneficially owned after the offering; and (xxxi) 7,064 Ordinary Shares beneficially owned by U.S. High Yield Bond Fund prior to the offering, 4,231 Ordinary Shares that may be offered hereby and 2,833 Ordinary Shares beneficially owned after the offering. The address for Brigade Capital Management, LP is 399 Park Avenue, 16th Floor, New York, New York 10022.

(14)

According to information provided by Canyon Capital Advisors LLC (“CCA”), on behalf of the Canyon Funds (as defined below), the number of Ordinary Shares beneficially owned prior to the offering consists of 3,954,737 Ordinary Shares previously issued and 6,211,640 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists of 629,176 Ordinary Shares previously issued and 1,200,000 Ordinary Shares issuable upon the exercise of outstanding Warrants. The number of Ordinary Shares beneficially owned prior to the offering consists of (i) 33,529 Ordinary Shares previously issued and held by Canyon-ASP Fund, L.P.; (ii) 43,436 Ordinary Shares previously issued, and 21,891 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon Balanced Master Fund, Ltd.; (iii) 193,082 Ordinary Shares previously issued and held by Canyon Distressed Opportunity Master Fund II, L.P.; (iv) 12,238 Ordinary Shares previously issued, and 21,582 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon Distressed TX (A) LLC; (v) 65,552 Ordinary Shares previously issued, and 41,204 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by The Canyon Value Realization Master Fund, L.P.; (vi) 13,821 Ordinary Shares previously issued and held by Canyon Blue Credit Investment Fund L.P.; (vii) 13,178 Ordinary Shares previously issued and held by Canyon-EDOF (Master) L.P.; (viii) 6,348 Ordinary Shares previously issued, and 2,770 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon-GRF Master Fund II, L.P.; (ix) 33,001 Ordinary Shares previously issued, and 4,522 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon NZ-DOF Investing, L.P.; (x) 3,079 Ordinary Shares previously issued, and 1,464 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by EP Canyon Ltd.; (xi) 1,400 Ordinary Shares previously issued and held by Canyon Value Realization MAC 18 Ltd.; (xii) 29,318 Ordinary Shares previously issued, and 8,271 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon Value Realization Fund, L.P.; (xiii) 3,506,719 Ordinary Shares previously issued, and 5,526,902 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon CZR Holdings LLC; (xiv) 36 Ordinary Shares previously issued, and 552,199 Ordinary Shares issuable upon the exercise of outstanding Warrants, and held by Canyon Distressed Opportunity Master Fund III, L.P.; and (xv) 30,835 Ordinary Shares issuable upon the exercise of outstanding Warrants held by Canyon Distressed TX (B) LLC. No Ordinary Shares are being registered or sold hereunder on behalf of Canyon Distressed Opportunity Master Fund III, L.P. or Canyon Distressed TX (B) LLC. Certain of the Canyon Funds cannot exercise all Warrants held by them due to the exercise blocker provision in the applicable Warrant Agreements (see footnote (2) to this table). Due to (i) the operation of the exercise blocker and (ii) the number of Ordinary Shares previously issued to, and the number of Ordinary Shares issuable upon the exercise of outstanding Warrants collectively held by, the Canyon Funds and its Attribution Parties as of May 31, 2021, and assuming all Ordinary Shares included in this offering are sold, the Canyon Funds may only exercise 2,218,549 Warrants. Canyon-ASP Fund, L.P., Canyon Balanced Master Fund, Ltd., Canyon Distressed Opportunity Master Fund II, L.P., Canyon Distressed TX (A) LLC, The Canyon Value Realization Master Fund, L.P., Canyon Blue Credit Investment Fund L.P., Canyon-EDOF (Master) L.P., Canyon-GRF Master Fund II, L.P., Canyon NZ-DOF Investing, L.P., EP Canyon Ltd., Canyon Value Realization MAC 18 Ltd., Canyon Value Realization Fund, L.P., Canyon CZR Holdings LLC, Canyon Distressed Opportunity Master Fund III, L.P. and Canyon Distressed TX (B) LLC are collectively referred to as the “Canyon Funds.” CCA serves as the investment advisor, co-investment advisor or manager of the Canyon Funds. Canyon Partners Real Estate LLC (“CPRE”) serves as the co-investment advisor of Canyon Blue Credit Investment Fund L.P. Mitchell R. Julis and Joshua S. Friedman control entities which own 100% of CCA and CPRE. By virtue of the relationships described in this footnote, the entities and individuals named herein may be deemed to share beneficial ownership of the Ordinary Shares held by the other entities named herein. Each entity and individual named in this footnote expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The Canyon Funds, CCA and CPRE are each an affiliate of a broker-dealer, but each is not itself a broker-dealer. The securities identified in the table above for the Canyon Funds were acquired in the ordinary course of business and at the time of acquisition, none of the Canyon Funds had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Canyon Funds is c/o Canyon Capital Advisors LLC, 2000 Avenue of the Stars, 11th Floor, Los Angeles, California 90067.

(15)	For purposes of the percentage of Ordinary Shares beneficially owned after the offering, see footnotes (2) and (14) to this table.

(16)

According to information provided by King Street Capital Management, L.P. (“KSCM”), the number of Ordinary Shares beneficially owned prior to the offering consists of 2,764,310 Ordinary Shares previously issued and 2,955,610 Ordinary Shares issuable upon the exercise of outstanding Warrants, and the number of Ordinary Shares that may be offered hereby consists solely of 1,502,868 Ordinary Shares previously issued. The number of Ordinary Shares beneficially owned prior to the offering consists of (i) 1,702,518 Ordinary Shares previously issued and beneficially owned prior to the offering by Sage Meridian, L.L.C., (ii) 428,651 Ordinary Shares previously issued, and 1,193,196 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned prior to the offering by King Street Capital, L.P. and (iii) 633,141 Ordinary Shares previously issued, and 1,762,414 Ordinary Shares issuable upon the exercise of outstanding Warrants, and beneficially owned prior to the offering by King Street Capital Master Fund, Ltd. KSCM, as manager or investment manager of the aforementioned entities, may be deemed to be the beneficial owner of the Ordinary Shares. The general partner of KSCM is King Street Capital Management GP, L.L.C. (“KSCM GP”). Brian J. Higgins is the managing member of KSCM GP. The Ordinary Shares that may be deemed to be beneficially owned by KSCM may be deemed to be beneficially owned by KSCM GP and Mr. Higgins by virtue of their relationship with KSCM. The address for KSCM is 299 Park Avenue, 40th Floor, New York, New York 10171.

(17)

According to information provided by Avenue Capital Management II, L.P. and Avenue Europe International Management, L.P. (the “Avenue Investment Managers”), the number of Ordinary Shares beneficially owned prior to the offering consists solely of 1,827,545 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 1,649,132 Ordinary Shares previously issued. The number of Ordinary Shares beneficially owned prior to the offering consists of (i) 286,722 Ordinary Shares beneficially owned by Avenue Energy Opportunities Fund II, L.P., (ii) 1,255,590 Ordinary Shares beneficially owned by Avenue Energy Opportunities Fund II AIV, L.P, (iii) 159,897 Ordinary Shares beneficially owned by Avenue Energy Opportunities Fund, L.P, (iv) 18,799 Ordinary Shares beneficially owned by Avenue Europe Opportunities Master Fund, L.P., (v) 3,461 Ordinary Shares beneficially owned by Avenue PPF Opportunities Fund, L.P., (vi) 13,761 Ordinary Shares beneficially owned by Avenue-ASRS Opportunities Fund, L.P., (vii) 17,455 Ordinary Shares beneficially owned by Avenue Europe Special Situations Fund III (Euro), L.P., (viii) 59,737 Ordinary Shares beneficially owned by Avenue Europe Special Situations Fund III (U.S.), L.P., (ix) 11,432 Ordinary Shares beneficially owned by Avenue Special Opportunities Fund II, L.P. and (x) 691 Ordinary Shares beneficially owned by Avenue Strategic Opportunities Fund, L.P. Avenue Capital Management II, L.P. and Avenue Europe International Management, L.P. serve as the investment managers to each of the foregoing Avenue funds and accounts. The Avenue Investment Managers may be deemed to have or to share voting and investment power with respect to the Ordinary Shares held by the foregoing Avenue funds and accounts. Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P. Avenue Europe International Management GenPar, LLC is the general partner of Avenue Europe International Management, L.P. Marc Lasry is the managing member of each of Avenue Capital Management II GenPar, LLC and Avenue Europe International Management GenPar, LLC. Mr. Lasry may be deemed to be the indirect beneficial owner of the securities reported by the foregoing Avenue funds and accounts by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The address for the foregoing persons is 11 West 42nd Street, 9th Floor, New York, New York 10036.

(18)

According to information provided by Hayfin Capital Management LLP, the number of Ordinary Shares beneficially owned prior to the offering consists solely of 1,385,770 Ordinary Shares previously issued, and the number of Ordinary Shares that may be offered hereby consists solely of 1,385,770 Ordinary Shares previously issued. The number of Ordinary Shares that may be offered hereby consists of (i) 1,040,674 Ordinary Shares owned by Hayfin Direct Lending Fund II LP, (ii) 78,697 Ordinary Shares owned by Hayfin Onyx LP, (iii) 98,404 Ordinary Shares owned by Hayfin Opal III LP, (iv) 57,699 Ordinary Shares owned by Hayfin PT LP, (v) 78,818 Ordinary Shares owned by Hayfin Rest LP and (vi) 31,478 Ordinary Shares owned by Hayfin Topaz LP. The address for Hayfin Capital Management LLP is One Eagle Place, London, SW1Y 6AF United Kingdom.

(19)

The number of Ordinary Shares owned prior to the offering and the number of Ordinary Shares that may be offered hereby consists of (i) 175,787 Ordinary Shares beneficially owned by Whitebox Caja Blanca Fund, LP (“Caja”); (ii) 118,768 Ordinary Shares beneficially owned by Whitebox Relative Value Partners, LP (“Relative Value”); (iii) 35,989 Ordinary Shares beneficially owned by Whitebox Credit Partners, LP (“Credit”); (iv) 30,588 Ordinary Shares beneficially owned by Whitebox GT Fund, LP (“GT”); (v) 631,015 Ordinary Shares beneficially owned by Whitebox Multi-Strategy Partners, LP (“Multi”); and (vi) 145,902 Ordinary Shares beneficially owned by Pandora Select Partners, LP (“Pandora” and together with Caja, Relative Value, Credit, GT and Multi, the “Whitebox Funds”). Whitebox Advisors LLC is the investment manager of the Whitebox Funds and holds voting and dispositive power over the shares. The address for Whitebox Advisors LLC is 3033 Excelsior Boulevard, Suite 500, Minneapolis, Minnesota 55416.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and related provisions of Noble’s Amended and Restated Articles of Association (the “Articles”) and Amended and Restated Memorandum of Association (the “Memorandum”), the Emergence Warrant Agreements (as defined herein) and the Penny Warrant Agreement. This description is only a summary and does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Articles, the Memorandum, the Emergence Warrant Agreements and the Penny Warrant Agreement, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of Cayman Islands law. In the following description, a “shareholder” is a holder of Ordinary Shares.

As of June 7, 2021, there were 60,137,878 Ordinary Shares outstanding and 6,463,182 Penny Warrants issued and outstanding. In addition, as of June 7, 2021, 8,332,910 Tranche 1 Warrants, 8,332,602 Tranche 2 Warrants and 2,777,698 Tranche 3 Warrants were outstanding and exercisable.

Ordinary Shares

Authorized Share Capital

Pursuant to the Memorandum, the share capital of Noble is $6,000 divided into 500,000,000 ordinary shares of a par value of $0.00001 each and 100,000,000 shares of a par value of $0.00001 each, each of such class or classes having the rights as the Board may determine from time to time.

Voting

The holders of Ordinary Shares will be entitled to one vote per share. The Articles do not provide for cumulative voting.

There are no limitations imposed by Cayman Islands law or the Articles on the right of nonresident shareholders to hold or vote their Ordinary Shares.

All or any of the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may be varied only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Under Cayman Islands law, some matters, like altering the Memorandum or the Articles, changing the name of Noble, voluntarily winding up Noble or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution. A special resolution is a resolution passed by the holders of at least two thirds of the shares voted at a general meeting or approved in writing by all shareholders of Noble entitled to vote at a general meeting of Noble.

Quorum for General Meetings

The presence of shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the shareholders entitled to vote in relation to the meeting. The matters set forth below require the presence of at least two thirds of the total voting rights of all the shareholders entitled to vote in relation to the meeting:

•	the adoption by Noble of a resolution to remove a director; or

•	the adoption by Noble of a resolution to amend, vary, suspend the operation of, disapply or cancel:

•	Articles 21.1, 21.2 and 21.11, which relate to the convening of, and proceedings and procedures at, general meetings;

•	Article 26, which relates to the number and qualifications of the directors of Noble;

•	Article 28, which relates to the appointment and removal of directors of Noble;

•	Article 29, which relates to vacancies on the Board; or

•	Article 48, which relates to transactions with Interested Shareholders (as defined in the Articles).

The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

Dividend Rights

Subject to any rights and restrictions of any other class or series of shares, the Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Noble’s lawfully available funds. The Board may declare that any dividend be paid wholly or partly by the distribution of shares of Noble or specific assets.

Although Noble does not expect to pay periodic cash dividends on Ordinary Shares in the foreseeable future, any future declaration and payment of dividends by Noble would be:

•	dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

•	subject to the discretion of the Board;

•	subject to restrictions contained in debt instruments; and

•	payable only out of its accumulated profits or its share premium account in accordance with Cayman Islands law.

The share premium account is the excess of the purchase price for shares issued over the nominal or par value of those shares.

Rights Upon Liquidation

Upon the liquidation of Noble, after creditors of Noble have been paid in full and the full amounts that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Ordinary Shares are entitled to receive, pro rata, any remaining assets of Noble available for distribution. The liquidator may deduct from the amount payable in respect of those Ordinary Shares any liabilities the holder has to or with Noble.

No Sinking Fund

The Ordinary Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The Ordinary Shares are duly and validly issued, fully paid and nonassessable.

No Preemptive Rights

Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of Noble.

Redemption and Conversion

The Ordinary Shares will not be convertible into shares of any other class or series or be subject to redemption either by Noble or the holder of the shares unless the manner of redemption has been determined, by a special resolution of the shareholders, before the issue of such Ordinary Shares.

Repurchase

Under the Articles, Noble may purchase any issued Ordinary Shares in the circumstances and on the terms as are agreed by Noble and the holder of the shares whether or not Noble has made a similar offer to all or any other of the holders of Ordinary Shares.

Restrictions on Transfer

Subject to the rules of the New York Stock Exchange and any other stock exchange on which the Ordinary Shares may be listed, the Board may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

Other Classes or Series of Shares

The Board may from time to time authorize by means of a board resolution the issuance of preferred shares in one or more series of preferred shares, and in the resolution or resolutions providing for the issue of such shares, the Board is expressly authorized to fix for each such series the number of shares which shall constitute such series, voting power, full or limited, or no voting power, and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. Such a “blank check” preferred share provision could have certain “anti-takeover” effects. See “—Anti-Takeover Provisions.”

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the Ordinary Shares of minority holders in one of two ways:

•

By a procedure under the Cayman Islands Companies Act (the “Companies Act”), known as a “scheme of arrangement.” A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of the court and approval of the arrangement by holders of Ordinary Shares (1) representing a majority in number of the shareholders present at the meeting held to consider the arrangement and (2) holding at least 75% of all the issued Ordinary Shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents and approvals, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

•

By acquiring pursuant to a tender offer 90% of the Ordinary Shares not already owned by the acquiring party (the “offeror”). If an offeror has, within four months after the making of an offer for all the Ordinary Shares not owned by the offeror, obtained the approval of not less than 90% of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the court to order otherwise. The Companies Act also provides that a resolution of shareholders shall not be required in circumstances where a parent company seeks to merge with a subsidiary company (that is, a company in which it owns 90% of the issued and outstanding shares). In that event, providing that the remaining requirements for a merger have been met, once the offeror has acquired 90% of the target it will be able effectively to “squeeze out” the remaining minority shareholders without having to wait out the aforementioned four-month period.

Registration Rights

Bankruptcy Registration Rights Agreement

On the Effective Date, Noble entered into the Bankruptcy RRA with the Bankruptcy RRA Holders. Under the Bankruptcy RRA, Bankruptcy RRA Holders have certain demand and piggyback registration rights, subject to the limitations set forth in the Bankruptcy RRA. Pursuant to their underwritten offering registration rights, Bankruptcy RRA Holders have the right to demand that Noble register underwritten offerings of any or all of their Registrable Securities (as defined in the Bankruptcy RRA) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $20 million, unless such demand is not pursuant to a shelf registration statement, in which case certain Bankruptcy RRA Holders may require that Noble register an underwritten offering for an amount that would enable all remaining Registrable Securities to be included in such offering. In addition, the Bankruptcy RRA requires Noble to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a registration statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Bankruptcy RRA.

Merger Registration Rights Agreement

On April 15, 2021, in connection with the closing of the Merger, Noble entered into the Merger RRA with the Merger RRA Holders, pursuant to which, among other things, Noble is required to file with the SEC a registration statement registering for resale the Ordinary Shares issuable to the Merger RRA Holders upon consummation of the Merger, and subject to certain limitations set forth therein, certain Merger RRA Holders have customary shelf, demand and piggyback registration rights. In addition, pursuant to the Merger RRA, certain Merger RRA Holders have the right to require Noble, subject to certain limitations set forth therein, to effect a distribution of any or all of their Ordinary Shares by means of an underwritten offering. Noble is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Merger RRA Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $20 million.

Transfer Agent

The transfer agent and registrar for the Ordinary Shares is Computershare Inc., a Delaware corporation (“Computershare”).

Listing

Our Ordinary Shares are listed on the New York Stock Exchange under the symbol “NE.”

Anti-Takeover Provisions

General

The Articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the ability of the Board to deal with unsolicited takeover attempts by increasing the likelihood of continuity and stability in the composition of the Board. These provisions could have the effect of discouraging transactions that may involve an actual or threatened change of control of Noble.

Number of Directors

The Articles provide that the Board will consist of not less than three directors nor more than nine directors, the exact number to be set from time to time by an ordinary resolution. An ordinary resolution is a resolution passed by the holders of more than 50% of the shares voted at a general meeting or approved in writing by all shareholders of Noble entitled to vote at a general meeting of Noble.

Advance Notice Provisions

The Articles establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors at an annual general meeting of shareholders. The Articles provide generally that, if a shareholder desires to nominate a candidate for election as a director at an annual general meeting, then such shareholder must give us notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The notice must contain specified information concerning the shareholder submitting the proposal. These procedures do not apply to the Investor Director (as defined herein).

Action Only by Unanimous Written Consent

Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Ordinary Shares must be taken at a duly called annual or extraordinary general meeting of shareholders or by written resolution signed by all of the holders of Ordinary Shares. Extraordinary general meetings may be called by a majority of the entire Board, the Chairman of the Board, the Chief Executive Officer or by shareholders holding at least 30% of paid up voting share capital of Noble.

Preferred Shares

The Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of issue of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as they consider fit. The Board could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Ordinary Shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preferred shares have been established as of the date of this prospectus.

Quorum Requirements

The special quorum provisions contained in the Articles require the presence of shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, together represent at least the majority of the total voting rights of all the shareholders entitled to vote in relation to the meeting. The matters set forth below require the presence of at least two thirds of the total voting rights of all the shareholders entitled to vote in relation to the meeting:

•	the adoption by Noble of a resolution to remove a director; or

•	the adoption by Noble of a resolution to amend, vary, suspend the operation of, disapply or cancel:

•	Articles 21.1, 21.2 and 21.11, which relate to the convening of, and proceedings and procedures at, general meetings;

•	Article 26, which relates to the number and qualifications of the directors of Noble;

•	Article 28, which relates to the appointment and removal of directors of Noble;

•	Article 29, which relates to vacancies on the Board; or

•	Article 48, which relates to transactions with Interested Shareholders (as defined in the Articles).

Restrictions on Business Combinations

As a Cayman Islands company, Noble is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders. However, Article 48 of the Articles contains provisions that largely mirror the intention of Section 203 and generally restrict “business combinations” between Noble and an “interested shareholder.” Specifically, “business combinations” between an “interested shareholder” and Noble are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

•	the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the Board prior to the date the interested shareholder acquired Noble’s shares;

•	the interested shareholder acquired at least 85% of Noble’s shares in the transaction in which it became an interested shareholder; or

•

the business combination is approved by a majority of the Board and by the affirmative vote of disinterested shareholders holding at least two thirds of the shares generally entitled to vote which are not owned by the interested shareholder.

For purposes of Article 48, “business combinations” is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of Noble, and most transactions that would increase the interested shareholder’s proportionate share ownership in Noble. “Interested shareholder” is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of the issued voting shares of Noble.

Notwithstanding the foregoing, Article 48 of the Articles will not apply to a business combination with any interested shareholder that is a “qualifying interested shareholder.” A “qualifying interested shareholder” means any person that becomes an interested shareholder as a result of the issuance of Ordinary Shares, Penny Warrants and Emergence Warrants (as defined herein) to such person or any of its affiliates or associates on the Effective Date pursuant to the Plan (including Ordinary Shares issued pursuant to the Backstop Commitment Agreement); provided that if at any time a qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), less than the “specified ownership percentage” of the voting shares of Noble for 365 consecutive days, such person shall cease to be a qualifying interested shareholder on such 365th day. “Specified ownership percentage” means 15% of the combined voting power of the voting shares of Noble; provided that if a qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), less than 15% of the combined voting power of the voting shares of Noble as the result of the issuance by Noble of additional voting shares, then, with respect to such qualifying interested shareholder, the specified ownership percentage means 10% of the combined voting power of the voting shares of Noble until such time, if any, as such qualifying interested shareholder owns, directly or indirectly (together with its associates and affiliates), 15% or more of the combined voting power of the voting shares of Noble, in which case the specified ownership percentage with respect to such person shall again mean 15% of the combined voting power of the voting shares of Noble. The acquisition of additional voting shares by any qualifying interested shareholder on or following the Effective Date will not result in such person ceasing to constitute a qualifying interested shareholder.

Director Designation Right

Pursuant to the Articles, subject to certain conditions and limitations, for so long as the Designated Entities (as defined below) hold, in the aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Designated Entities (with such right exercised by their designating party) shall be entitled to nominate, and the Board shall appoint, and remove one director (the “Investor Director”). For so long as the Designated Entities hold, in aggregate, no fewer than 20% of the outstanding and issued Ordinary Shares, the Investor Director may be removed by, and only by, the affirmative vote or written consent of the designating party. If the designating party entitled to designate a person to fill any directorship fails to do so, then such directorship shall remain vacant until filled by such designating party. “Designated Entities” means the funds and accounts for which the same person serves as investment manager, advisor or sub-advisor (as applicable) on the Effective Date and which funds and accounts own, in the aggregate, in excess of 35% of the issued and outstanding Ordinary Shares upon effectiveness of the Plan on the Effective Date. The Investor Manager is currently the designating party for the Designated Entities. The Investor Manager has designated an Investor Director, pursuant to which the Board appointed Paul Aronzon to serve as a director on April 19, 2021.

Emergence Warrants

On the Effective Date and pursuant to the Plan, Noble entered into (i) a Tranche 1 Warrant Agreement (the “Tranche 1 Warrant Agreement”) with Computershare and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”), which provides for Noble’s issuance of an aggregate of 8,333,081 seven-year warrants with Black Scholes protection (the “Tranche 1 Warrants”) to purchase Ordinary Shares, (ii) a Tranche 2 Warrant Agreement (the “Tranche 2 Warrant Agreement”) with the Warrant Agent, which provides for Noble’s issuance of an aggregate of 8,333,081 seven-year warrants with Black Scholes protection (the “Tranche 2 Warrants”) to purchase Ordinary Shares, and (iii) a Tranche 3 Warrant Agreement (the “Tranche 3 Warrant Agreement” and, collectively with the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Emergence Warrant Agreements”) with the Warrant Agent, which provides for Noble’s issuance of an aggregate of 2,777,698 five-year warrants with no Black Scholes protection (the “Tranche 3 Warrants” and, collectively with the Tranche 1 Warrants and the Tranche 2 Warrants, the “Emergence Warrants”) to purchase Ordinary Shares. On the Effective Date and pursuant to the Plan, Noble issued 8,333,081 Tranche 1 Warrants and 8,333,081 Tranche 2 Warrants to the holders of certain series of Legacy Noble’s then outstanding senior notes and 2,777,698 Tranche 3 Warrants to the holders of Legacy Noble’s ordinary shares outstanding prior to the Effective Date.

Exercise

The Tranche 1 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2028, at which time all unexercised Tranche 1 Warrants will expire and the rights of the holders of such Tranche 1 Warrants to purchase Ordinary Shares will terminate. The Tranche 1 Warrants are initially exercisable for one Ordinary Share per Tranche 1 Warrant at an exercise price of $19.27 per Tranche 1 Warrant (as may be adjusted from time to time pursuant to the Tranche 1 Warrant Agreement, the “Tranche 1 Exercise Price”).

The Tranche 2 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2028, at which time all unexercised Tranche 2 Warrants will expire and the rights of the holders of such Tranche 2 Warrants to purchase Ordinary Shares will terminate. The Tranche 2 Warrants are initially exercisable for one Ordinary Share per Tranche 2 Warrant at an exercise price of $23.13 per Tranche 2 Warrant (as may be adjusted from time to time pursuant to the Tranche 2 Warrant Agreement, the “Tranche 2 Exercise Price”).

The Tranche 3 Warrants are exercisable from the Effective Date until 5:00 p.m., Eastern time, on February 4, 2026, at which time all unexercised Tranche 3 Warrants will expire and the rights of the holders of such Tranche 3 Warrants to purchase Ordinary Shares will terminate. The Tranche 3 Warrants are initially exercisable for one Ordinary Share per Tranche 3 Warrant at an exercise price of $124.40 per Tranche 3 Warrant (as may be adjusted from time to time pursuant to the Tranche 3 Warrant Agreement, the “Tranche 3 Exercise Price” and, each of the Tranche 1 Exercise Price, the Tranche 2 Exercise Price and the Tranche 3 Exercise Price, an “Exercise Price”).

Each of the Emergence Warrants is exercisable by a holder paying the applicable Exercise Price therefor in cash or on a cashless basis, at the election of the holder, upon the terms and subject to the conditions set forth in the applicable Emergence Warrant Agreement.

Anti-Dilution Adjustments

The number of Ordinary Shares for which an Emergence Warrant is exercisable, and the applicable Exercise Price therefor, are subject to adjustment from time to time upon the occurrence of certain events, including share sub-division, consolidation, capitalization, certain offers by Noble to repurchase Ordinary Shares, dividends and distributions of cash, other securities or other property and certain rights offerings.

No Rights as Shareholders

Pursuant to the Emergence Warrant Agreements, no holder of Emergence Warrants shall have or exercise any rights held by holders of Ordinary Shares solely by virtue thereof as a holder of Emergence Warrants, including the right to vote and to receive dividends and other distributions as a holder of Ordinary Shares.

Black Scholes Protection for Fundamental Transactions

Each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement entitles the holders of Tranche 1 Warrants and Tranche 2 Warrants, respectively, to Black Scholes protection for the value thereof upon the consummation of a Fundamental Transaction (as defined in the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement, as applicable). If (i) Noble consummates a Fundamental Transaction while any of the Tranche 1 Warrants or the Tranche 2 Warrants remain outstanding and (ii) the consideration to which holders of Ordinary Shares are entitled consists in whole or in part of cash, then Noble will pay for each such Emergence Warrant an amount of cash equal to the greater of (A) the product of (1) the number of Ordinary Shares underlying such Emergence Warrant (the “Warrant Share Number”) and (2) the amount, if any, by which (x) such cash consideration exceeds (y) the applicable Exercise Price multiplied by the percentage of the total consideration for the Fundamental Transaction paid or payable in cash (the “Cash Consideration Percentage”), and (B) the value of such Emergence Warrant as determined in accordance with the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement (as applicable) based on Black Scholes option pricing inputs as of the date of the consummation of the Fundamental Transaction (the “Black Scholes Value”) multiplied by the Cash Consideration Percentage. In addition, if (i) Noble consummates a Fundamental Transaction while any of the Tranche 1 Warrants or the Tranche 2 Warrants remain outstanding, (ii) holders of Ordinary Shares are entitled to consideration other than cash or Equity Consideration (as defined in the Tranche 1 Warrant Agreement or the Tranche 2 Warrant Agreement, as applicable) (the “Other Consideration”) and (iii) (1) the Warrant Share Number multiplied by the amount, if any, by which (w) the fair market value of the Other Consideration exceeds (x) the Exercise Price multiplied by the percentage of the total consideration for the Fundamental Transaction represented by the Other Consideration (the “Other Consideration Percentage”) is less than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, then Noble will pay for each such Emergence Warrant an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage.

Mandatory Exercise

Each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement provides that, from and after the date on which the Mandatory Exercise Condition (as described below) has occurred and is continuing, each of Noble, on the one hand, and holders of Tranche 1 Warrants or Tranche 2 Warrants representing at least 20% of the Tranche 1 Warrants or the Tranche 2 Warrants (as applicable) issued on the Effective Date (the “Required Mandatory Exercise Warrantholders”), on the other hand, have the right and option (but not the obligation) to (i) in the case of Noble, cause all of the Tranche 1 Warrants or the Tranche 2 Warrants (as applicable), and (ii) in the case of the electing Required Mandatory Exercise Warrantholders, cause all of their respective Tranche 1 Warrants or Tranche 2 Warrants (as applicable), to be automatically exercised on a cashless basis upon the terms and subject to the conditions set forth therein (a “Mandatory Exercise”). Pursuant to each of the Tranche 1 Warrant Agreement and the Tranche 2 Warrant Agreement, the “Mandatory Exercise Condition” has occurred if (i) Noble meets or exceeds certain trading price and volume thresholds or (ii) three and one-half years have elapsed since the Effective Date. A Mandatory Exercise entitles the holder of each Emergence Warrant subject thereto to (i) the number of Ordinary Shares issuable upon exercise of such Emergence Warrant on a cashless basis and (ii) an amount payable in cash, Ordinary Shares or a combination thereof (in Noble’s sole discretion) equal to the Black Scholes Value multiplied by a fraction, (A) the numerator of which is (x) the number of Ordinary Shares issuable upon exercise of such Emergence Warrant on a cash basis minus (y) the number of Ordinary Shares issuable upon exercise of such Emergence Warrant on a cashless basis, and (B) the denominator of which is the number of Ordinary Shares issuable upon exercise of such Emergence Warrant on a cash basis.

Penny Warrants

On the Effective Date, in connection with the effectuation of the Plan, Noble entered into an Ordinary Share Purchase Warrant Agreement (the “Penny Warrant Agreement” and, collectively with the Emergence Warrant Agreements, the “Warrant Agreements”) with the Warrant Agent which provides for Noble’s issuance of an aggregate of up to 6,463,182 Ordinary Share Purchase Warrants (the “Penny Warrants”) to purchase an aggregate of 6,463,182 Ordinary Shares. Each Penny Warrant permits the holder thereof (a “Penny Warrantholder”), upon the terms and subject to the limitations on exercise and the conditions set forth in such Penny Warrant Agreement, including that a Penny Warrantholder may not exercise any Penny Warrant if doing so would result in the Penny Warrantholder beneficially owning, for purposes of Section 13(d) of the Exchange Act and applicable rules, in excess of 9.9% of the Ordinary Shares, subject to the terms of the Penny Warrant Agreement, at any time and from time to time after the issuance date, to subscribe for and purchase from Noble one Ordinary Share at an exercise price of $0.01 per share (subject to adjustment as provided in the Penny Warrant Agreement). The Penny Warrants have no stated expiration date; however, the Penny Warrants will expire 30 days after the consummation of a Fundamental Transaction (as defined in the Penny Warrant Agreement) to the extent any Penny Warrants then remain outstanding. In the event of a Fundamental Transaction, the Penny Warrants will be converted into the right to receive upon exercise such consideration in the Fundamental Transaction as the Penny Warrantholder would have been entitled to receive with respect to the Ordinary Shares that would otherwise have been deliverable on exercise of the Penny Warrants held by the Penny Warrantholder.

Pursuant to the Penny Warrant Agreement, no holder of Penny Warrants shall have or exercise any rights held by holders of Ordinary Shares solely by virtue thereof as a holder of Penny Warrants, including the right to vote and, except as provided in the Penny Warrant Agreement, to receive dividends and other distributions as a holder of Ordinary Shares prior to the issuance to the holder of Penny Warrants of the Ordinary Shares which such holder is then entitled to receive upon the due exercise of the Penny Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States (for purposes of this section, “U.S.”) federal income tax considerations of owning and disposing of the Ordinary Shares by a U.S. Holder (defined below).

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules and pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date hereof (collectively, “Applicable U.S. Tax Law”). Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax considerations described below. We have not requested, and will not request, any ruling or determination from the IRS or any other taxing authority with respect to the tax considerations discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address state, local or non-income tax considerations, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its individual circumstances or to a U.S. Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons who actually or constructively own or will own 10% or more (by vote or value) of the equity interest of Noble (and any person that is related to Noble), broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold the Ordinary Shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons using a mark-to-market method of accounting and persons who are in bankruptcy). Furthermore, this summary assumes that the Ordinary Shares are held only as “capital assets” (within the meaning of section 1221 of the Tax Code).

For purposes of this discussion, a “U.S. Holder” is a holder of Ordinary Shares that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of Ordinary Shares, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity. Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are holders of Ordinary Shares should consult their respective tax advisors regarding the U.S. federal income tax considerations of the Ordinary Shares.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF ORDINARY SHARES. ALL HOLDERS OF ORDINARY SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME AND OTHER TAX CONSIDERATIONS OF THE ORDINARY SHARES.

Dividends Paid on the Ordinary Shares

Subject to the discussion below regarding the passive foreign investment company (“PFIC”) rules, any distributions made by Noble out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes and including any taxes withheld from such distributions) with respect to the Ordinary Shares generally should be taxable to a U.S. Holder as foreign source ordinary dividend income. Distributions in excess of current and accumulated earnings and profits should be treated as a non-taxable return of capital to the extent of a U.S. Holder’s basis in the Ordinary Shares and thereafter as capital gain. Noble does not intend to determine its earnings and profits on the basis of U.S. federal income tax principles and, as a result, U.S. Holders should expect to treat all distributions on the Ordinary Shares as dividends.

In general, dividends paid with respect to the Ordinary Shares to certain non-corporate U.S. Holders will be treated as “qualified dividend income,” which is taxable to such U.S. Holder at preferential capital gain tax rates provided that (i) the Ordinary Shares are readily tradable on an established securities market in the United States (such as the New York Stock Exchange) or Noble is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has determined is satisfactory and that includes an exchange of information program, (ii) as discussed below under “—PFIC,” Noble is not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, and (iii) certain holding period and other requirements are satisfied. For purposes of clause (i) above, the Ordinary Shares should be treated as readily tradable on an established securities market in the United States so long as they are listed on the New York Stock Exchange.

Sale, Exchange or Other Disposition of the Ordinary Shares

Unless a non-recognition provision applies, and subject to the discussion below under “—PFIC,” U.S. Holders generally will recognize capital gain or loss upon the sale, exchange or other disposition of the Ordinary Shares. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale, exchange or other disposition, the U.S. Holder held the Ordinary Shares for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

PFIC

A special set of U.S. federal income tax rules applies to ownership interests in a PFIC. A non-U.S. corporation is a PFIC in any taxable year in which, after taking into account certain look-through rules, either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the average value (determined on a quarterly basis) of its assets is attributable to assets that produce or are held to produce passive income. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of a subsidiary corporation in which it owns, directly or indirectly, a 25% or greater interest, by value. Passive income generally includes, but is not limited to, dividends, interest, rents, royalties and capital gains. If Noble is a PFIC at any time during which a U.S. Holder owns the Ordinary Shares, the U.S. Holder would be subject to additional U.S. information return filing requirements and the potentially materially adverse rules discussed below. While it is not free from doubt, we believe that Noble has not been, and will not become, a PFIC with respect to any taxable year.

If Noble is classified as a PFIC for any taxable year during which a U.S. Holder owns Ordinary Shares, the PFIC rules may alter the tax consequences of owning the Ordinary Shares with respect to gains from the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares. Under the “default PFIC regime,” in general, an “excess distribution” is any distribution to a U.S. Holder that is greater than 125% of the average annual distributions received by the U.S. Holder (including return of capital distributions) during the three preceding taxable years or, if shorter, a U.S. Holder’s holding period. If Noble is classified as a PFIC for any taxable year during which a U.S. Holder owns Ordinary Shares, gains from the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares would be allocated ratably over a U.S. Holder’s entire holding period and taxed at the highest ordinary income tax rate in effect for each such taxable year (subject to certain exceptions). Moreover, interest would be charged retroactively at the rate applicable to underpayments of tax (with respect to each such tax year’s ratable allocation) through the date of the sale, exchange or other disposition of, and “excess distributions” with respect to, the Ordinary Shares.

Noble does not intend to prepare or provide the information that would enable a U.S. Holder to make a “qualified electing fund” election to opt out of the default PFIC regime. U.S. Holders should consult with their tax advisors with respect to whether the unfavorable PFIC rules may be avoidable by electing to mark the Ordinary Shares to market.

The rules relating to PFICs are extremely complex and U.S. Holders are urged to consult their tax advisors regarding the tax considerations of owning Ordinary Shares in the event that Noble is treated as a PFIC during any taxable year during which a U.S. Holder will own Ordinary Shares.

The above discussion assumes Noble is not treated as a controlled foreign corporation (a “CFC”) under Applicable U.S. Tax Law, but no assurance can be made in that regard. U.S. Holders are urged to consult their tax advisors regarding the tax considerations of owning Ordinary Shares in the event that Noble is treated as a CFC.

Foreign Asset Reporting

Each U.S. Holder that is an individual that holds, or that is a corporation, partnership or trust formed or availed for the purpose of holding, “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified in the applicable Treasury Regulations), generally is required to file an information report with respect to such assets with its tax returns. A U.S. Holder is urged to consult its tax advisors regarding its information reporting obligations, if any, with respect to its ownership and disposition of the Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to amounts paid to a U.S. Holder in respect of the Ordinary Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of the Ordinary Shares, unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CAYMAN ISLANDS TAX CONSIDERATIONS

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form.

The Tax Concessions Act (As Revised) Undertaking as to Tax Concessions

In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with the Company:

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	on or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3.	These concessions shall be for a period of 20 years from November 30, 2020.

PLAN OF DISTRIBUTION

The selling shareholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling shareholder as a gift, partnership distribution or other permitted transfer after the date of this prospectus (all of whom may be selling shareholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which our Ordinary Shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which our Ordinary Shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	“at-the-market” offering transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the Ordinary Shares, whether or not the options are listed on an options exchange;

•	through loans or pledges of the Ordinary Shares to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our Ordinary Shares;

•	through the distribution by any selling shareholder to its partners, members or equity holders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of our Ordinary Shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of Ordinary Shares at a stipulated price. If the broker-dealer is unable to sell the Ordinary Shares acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire Ordinary Shares as principals may thereafter resell the Ordinary Shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the Ordinary Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

A selling shareholder may also enter into hedging and/or monetization transactions. For example, a selling shareholder may:

•

enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling shareholder and engage in short sales of our Ordinary Shares under this prospectus, in which case the other party may use Ordinary Shares received from the selling shareholder to close out any short position;

•	sell short our Ordinary Shares under this prospectus and use Ordinary Shares held by the selling shareholder to close out any short position;

•

enter into options, forwards or other transactions that require the selling shareholder to deliver, in a transaction exempt from registration under the Securities Act, Ordinary Shares to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling shareholder and publicly resell or otherwise transfer Ordinary Shares under this prospectus;

•

loan or pledge Ordinary Shares to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling shareholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling shareholder and sell the pledged shares, under this prospectus. As and when a selling shareholder takes such actions, the number of securities offered under this prospectus on behalf of such selling shareholder will decrease. The plan of distribution for that selling shareholder’s Ordinary Shares will otherwise remain unchanged; or

•

enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of Ordinary Shares, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of Ordinary Shares. The third party in such sale transactions may be an underwriter and, if applicable, will be identified as such in the applicable prospectus supplement (or a post-effective amendment).

The selling shareholders may also sell Ordinary Shares pursuant to Rule 144 under the Securities Act.

We do not know of any arrangements by the selling shareholders for the sale of our Ordinary Shares.

To the extent required under the Securities Act, the aggregate amount of selling shareholders’ Ordinary Shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Ordinary Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or purchasers of selling shareholders’ Ordinary Shares for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Ordinary Shares sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders and other persons participating in the sale or distribution of the Ordinary Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Ordinary Shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the particular Ordinary Shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

We agreed to register the Ordinary Shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from sales of any Ordinary Shares by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the Ordinary Shares offered hereby. All of the foregoing may affect the marketability of the securities offered hereby.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NOBLE CORPORATION

Ordinary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with a distribution of the securities registered under this registration statement.

SEC registration fee		$103,462.44
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Noble Corporation (“Noble”) is an exempted company incorporated in the Cayman Islands with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

Noble’s articles of association provide the following:

Article 44.1 of Noble’s articles of association provides that every Noble director and officer and every former Noble director and officer shall be indemnified out of Noble’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No indemnified person shall be liable to Noble for any loss or damage incurred by Noble as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such indemnified person. No person shall be found to have committed actual fraud, wilful neglect or wilful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

Article 44.2 of Noble’s articles of association provides that Noble shall advance to each indemnified person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such indemnified person for which indemnity will or could be sought. In connection with any advance of any expenses under Noble’s articles of association, the indemnified person shall execute an undertaking to repay the advanced amount to Noble if it shall be determined by final judgment or other final adjudication that such indemnified person was not entitled to indemnification pursuant to Article 44.2. If it shall be determined by a final judgment or other final adjudication that such indemnified person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to Noble (without interest) by the indemnified person.

Article 44.3 of Noble’s articles of association provides that the directors, on behalf of Noble, may purchase and maintain insurance for the benefit of any director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Noble. Without prejudice to the generality of the foregoing, Noble shall use commercially reasonable efforts to purchase and maintain insurance for the benefit of the Investor Director (as defined in Noble’s articles of association) against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Noble.

Noble has entered into an indemnity agreement with each of its directors and executive officers to supplement the indemnification protection available under Noble’s articles of association referred to above. These indemnity agreements generally provide that Noble will indemnify the parties thereto to the fullest extent permitted by law.

Noble also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

Item 16.	Exhibits

Exhibit Number	Description

2.1	Merger Agreement, dated as of June 30, 2013, between Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation Limited (filed as Exhibit 2.1 to Noble-Swiss’ Current Report on Form 8-K filed on July 1, 2013 and incorporated herein by reference).

2.2	Agreement and Plan of Merger, Reorganization and Consolidation, dated as of December 19, 2008, among Noble-Swiss, Noble Corporation (n/k/a Noble Finance Company), a Cayman Islands company (“Finco”), and Noble Cayman Acquisition Ltd. (filed as Exhibit 1.1 to Finco’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

2.3	Amendment No. 1 to Agreement and Plan of Merger, Reorganization and Consolidation, dated as of February 4, 2009, among Noble-Swiss, Finco and Noble Cayman Acquisition Ltd. (filed as Exhibit 2.2 to Finco’s Current Report on Form 8-K filed on February 4, 2009 and incorporated herein by reference).

2.4	Modified Second Amended Joint Plan of Reorganization of Noble Corporation plc (n/k/a Noble Holding Corporation plc), a company incorporated under the laws of England and Wales (“Legacy Noble”), and its Debtor Affiliates (filed as Exhibit 2.1 to Legacy Noble’s Current Report on Form 8-K filed on November 23, 2020 and incorporated herein by reference).

2.5†	Agreement and Plan of Merger, dated as of March 25, 2021, by and among Noble Corporation, a Cayman Islands company (“Noble”), Duke Merger Sub, LLC and Pacific Drilling Company LLC (filed as Exhibit 2.1 to Noble’s Current Report on Form 8-K filed on March 25, 2021 and incorporated herein by reference).

3.1	Amended and Restated Memorandum of Association of Noble (filed as Exhibit 3.1 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

3.2	Amended and Restated Articles of Association of Noble (filed as Exhibit 3.2 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.1	Indenture, dated as of February 5, 2021, among Noble Finance Company, the subsidiaries of Noble Finance Company party thereto, as guarantors, and U.S. Bank National Association, a national banking association, as collateral agent and trustee (including the form of Second Lien Note attached thereto) (filed as Exhibit 4.1 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.2	Tranche 1 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.2 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.3	Tranche 2 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.3 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.4	Tranche 3 Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.4 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.5	Penny Warrant Agreement, dated as of February 5, 2021, by and between Noble Corporation and Computershare Inc. and Computershare Trust Company, N.A. (filed as Exhibit 10.5 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.6	Equity Registration Rights Agreement, dated as of February 5, 2021, by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.6 to Noble’s Current Report on Form 8-K filed on February 8, 2021 and incorporated herein by reference).

4.7	Registration Rights Agreement, dated as of April 15, 2021, by and among Noble Corporation and the holders party thereto (filed as Exhibit 10.1 to Noble’s Current Report on Form 8-K filed on April 16, 2021 and incorporated herein by reference).

5.1	Legal Opinion of Maples and Calder (Cayman) LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maples and Calder (Cayman) LLP (included as part of Exhibit 5.1).

24.1#	Powers of Attorney (included on the signature page of the initial filing of the Registration Statement).

†	Certain portions of the exhibit have been omitted. Noble agrees to furnish a supplemental copy with any omitted information to the Securities and Exchange Commission (“SEC”) upon request.

#	Previously filed.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on June 14, 2021.

NOBLE CORPORATION

By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Eifler Robert W. Eifler	Director, President and Chief Executive Officer (Principal Executive Officer)	June 14, 2021

/s/ Richard B. Barker Richard B. Barker	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 14, 2021

/s/ Laura D. Campbell Laura D. Campbell	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	June 14, 2021

* Patrick J. Bartels, Jr.	Director	June 14, 2021

* Alan J. Hirshberg	Director	June 14, 2021

* Ann D. Pickard	Director	June 14, 2021

* Charles M. Sledge	Director	June 14, 2021

* Melanie M. Trent	Director	June 14, 2021

* Paul Aronzon	Director	June 14, 2021

* By:	/s/ Richard B. Barker
Richard B. Barker, Attorney-in-Fact